Exhibit 4.5

EXECUTION VERSION

APTARGROUP, INC.

FIRST AMENDMENT

Dated as of July 19, 2017

to

NOTE PURCHASE AGREEMENT

Dated as of December 16, 2014

RE:

$125,000,000 aggregate principal amount
3.49% Senior Notes, Series 2014-A-1, due December 16, 2023

$100,000,000 aggregate principal amount

3.49% Senior Notes, Series 2014-A-2, due February 26, 2024

$125,000,000 aggregate principal amount
3.61% Senior Notes, Series 2014-A-3, due December 16, 2025

$125,000,000 aggregate principal amount

3.61% Senior Notes, Series 2014-A-4, due February 26, 2026

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT dated as of July 19, 2017 (this “First Amendment”) to the Note Purchase Agreement dated as of December 16, 2014 is between AptarGroup, Inc., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

RECITALS:

A.                                   Pursuant to that certain Note Purchase Agreement dated as of December 16, 2014  (the “Note Purchase Agreement”) between the Company and each of the purchasers listed in Schedule A thereto, the Company has heretofore issued (i) $125,000,000 aggregate principal amount of Notes designated as its 3.49% Senior Notes, Series 2014-A-1, due December 16, 2023 (the “Series 2014-A-1 Notes”), (ii) $100,000,000 aggregate principal amount of Notes designated as its 3.49% Senior Notes, Series 2014-A-2, due February 26, 2024 (the “Series 2008-A-2 Notes” or the “Series 2014-A 2 Notes”), (iii) $125,000,000 aggregate principal amount of Notes designated as its 3.61% Senior Notes, Series 2014-A-3, due December 16, 2025 (the “Series 2014-A-3 Notes”), and (iv) $125,000,000 aggregate principal amount of Notes designated as its 3.61% Senior Notes, Series 2014-A-4, due February 26, 2026 (the “Series 2014-A-4 Notes” and together with the Series 2014-A-1 Notes, Series 2014-A-2 Notes and Series 2014-A-3 Notes, the “Notes”),

B.                                  The Noteholders are the holders of more than 50% of the principal amount of the Notes outstanding as of the date of this First Amendment (exclusive of Notes owned by the Company or any of its Affiliates).

C.                                  The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

D.                                   Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.                                             AMENDMENTS.

Section 1.1.                   Section 9.7 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

Section 9.7.                             Subsidiary Guarantors.  (a) The Company will cause each of its Subsidiaries that becomes a guarantor or an obligor, whether as a borrower or an additional or co-

borrower or otherwise, for or in respect of any Debt under any Material Credit Facility or any Existing Note Purchase Agreement to:

(i)                                     concurrently therewith enter into an agreement substantially in the form of Schedule 9.7(a) (a “Subsidiary Guaranty”); and

(ii)                                  within five Business Days thereafter, deliver the following to each holder of a Note:

(A)                               an executed counterpart of such Subsidiary Guaranty;

(B)                               all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite legal entity action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder;

(C)                               an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request; and

(D)                               evidence of the acceptance by the Company of the appointment of designation, as such Subsidiary Guarantor’s agent to receive, for it and on its behalf, service of process, for the period from the date of such Subsidiary Guaranty to February 26, 2027 (and the payment in full of all fees in respect thereof).

(b)                                 At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or obligor in respect of any Material Credit Facility or any Existing Note Purchase Agreement, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility and each such Existing Note Purchase Agreement, as the case may be, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility or Existing Note Purchase Agreement, any fee or other form of consideration is given to any holder of Debt under such Material Credit Facility or Existing Note Purchase Agreement for such release, the holders of the Notes shall receive equivalent consideration on a ratable basis substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).  In the event of any such release, for purposes of Section 10.1, all Debt of such Subsidiary shall be deemed to have been incurred concurrently with such release.

For purposes of this Section 9.7, any Subsidiary of the Company who is organized under the laws of any jurisdiction other than the United States of America (each, a “Foreign Subsidiary”) shall be deemed not to be a Person that is liable in respect of a Material Credit Facility if such Foreign Subsidiary (i) is a “designated borrower” or an issuer of notes under such Material Credit Facility and (ii) is not obligated for, or does not otherwise guaranty, the obligations under a Material Credit Facility of any Person who is organized under the laws of the United States of America or any state thereof.

Section 1.2.                   A new Section 9.9 of the Note Purchase Agreement shall be added to read as follows:

Section 9.9.                   Elevated Ratios.              If at any time (a) the aggregate principal amount of all (A) Debt of Subsidiaries (other than (1) Debt permitted by Section 10.1(b) and (c) and (2) unsecured Debt of a Subsidiary Guarantor) plus (B) Debt of the Company or a Subsidiary secured by Liens described in Section 10.2(j) exceeds 20% of Consolidated Total Assets and (b) the Consolidated Leverage Ratio is equal to or greater than 2.50 to 1.00 (clause (a) and (b) collectively referred to as an “Elevated Ratio Period”), the Company must deliver to each of the holders of the Notes a written notice from a Senior Financial Officer (a) specifying the quarterly periods during which an Elevated Ratio Period has occurred and (b) confirming that the Elevated Ratio Interest (as defined below) will be payable with respect to such quarterly periods.

During an Elevated Ratio Period, within 30 calendar days of the earlier of (i) delivery of a certificate of Senior Financial Officer (pursuant to Section 7.2 of the Agreement) or (ii) the failure to deliver a certificate of a Senior Financial Officer as and when required pursuant to Section 7.2, following each quarterly fiscal period in each fiscal year of the Company, the Company shall pay to each holder of a Note additional interest (the “Elevated Ratio Interest”) comprised of the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest) as of the first day of such quarterly fiscal period, (ii) 0.25% and (iii) 0.25 (to reflect that the Elevated Ratio Interest is payable quarterly).

In determining the Elevated Ratio Interest with respect to any quarterly fiscal period during which any Note is paid in full, the Elevated Ratio Interest for any such Note shall be reduced to an amount equal to such Elevated Ratio Interest multiplied by a fraction, (i) the numerator of which is equal to 90 minus the number of days (computed on the basis of a 360-day year of twelve 30-day months) from such payment in full to the end of the related quarterly fiscal period and (ii) the denominator of which is 90. In the event of a partial prepayment of any Note during a quarterly fiscal period, the Elevated Ratio Interest shall be similarly prorated based on the principal amount of Notes outstanding during the quarterly fiscal period, treating the amount prepaid as having been paid in full.

For the avoidance of doubt, in determining the Elevated Ratio Interest with respect to any period for which the Company failed to deliver a certificate of a Senior Financial Officer as and when required pursuant to Section 7.2, an Elevated Ratio Period shall be deemed to have occurred.

The Elevated Ratio Interest shall be paid by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement.

For the avoidance of doubt, no Elevated Ratio Interest will be used in calculating any Make-Whole Amount.

Section 1.3.                   Section 10.1 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

Section 10.1.            Debt.  The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable for any Debt, except:

(a)                        the Notes;

(b)                        Debt of the Company and its Subsidiaries outstanding as of September 30, 2014 and reflected on Schedule 5.15;

(c)                         Debt of any Subsidiary to the Company or to another Wholly-Owned Subsidiary;

(d)                        additional unsecured Debt of the Company and its Subsidiaries and additional Debt of the Company and its Subsidiaries secured by Liens permitted by Section 10.2(g), (h), (i) or (j), provided that;

(i)                          at the time of incurrence thereof and after giving effect thereto on a pro forma basis and to the application of the proceeds thereof.  (A) no Default or Event of Default exists and (B) no Default would, on a pro forma basis, exist under Section 10.9 if such Debt had been incurred on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.1(a) or (b), as the case may be; and

(ii)                          after giving effect thereto on a pro forma basis and to the application of the proceeds thereof, in the case of Debt of a Subsidiary, the aggregate principal amount of all (A) Debt of the Subsidiaries (other than (1) Debt permitted by Section 10.1(b) and (c), (2) unsecured Debt of a Subsidiary Guarantor and (3) unsecured Debt of the UK Holdco under the Bank Credit Agreement and the notes issued under the 2017 Note Purchase Agreement to the extent the aggregate obligations of the UK Holdco under the Bank Credit Agreement and the notes issued under the 2017 Note Purchase Agreement do not exceed (a) for the period from July 19, 2017 until July 19, 2018, Euro 450,000,000, (b) for the period from July 19, 2018 until July 19, 2019, Euro 375,000,000, (c) for the period from July 19, 2019 until July 19, 2020, Euro 300,000,000, (d) for the period from July 19, 2020 until July 19, 2021, Euro 200,000,000, (e) for the period from July 19, 2021 until July 19, 2022, Euro 125,000,000, (f) after the July 19, 2022, Euro 0) plus (B) Debt of the Company or a Subsidiary secured by Liens described in Section 10.2(j) does not at any time exceed 15% of Consolidated Total Assets; and

(iii)                           after giving effect thereto on a pro forma basis and to the application of the proceeds thereof, in the case of Debt of the Company or a Subsidiary secured by Liens described in Section 10.2(j), the aggregate principal amount of all (A) Debt of the Subsidiaries (other than (1) Debt permitted by Section 10.1(b) and (c), (2) unsecured Debt of a Subsidiary Guarantor (3) unsecured Debt of the UK Holdco under the Bank Credit Agreement and the notes issued under the 2017 Note Purchase Agreement to the extent the aggregate obligations of the UK Holdco under the Bank Credit Agreement and the notes issued under the 2017 Note Purchase Agreement do not exceed (a) for the period from July 19, 2017 until July 19, 2018, Euro 450,000,000, (b) for the period from July 19, 2018 until July 19, 2019, Euro 375,000,000, (c) for the period from July 19, 2019 until July 19, 2020, Euro 300,000,000, (d) for the period from July 19, 2020 until July 19, 2021, Euro 200,000,000, (e) for the period from July 19, 2021 until July 19, 2022, Euro 125,000,000, (f) after the July 19, 2022, Euro 0) plus (B) Debt of the Company or a Subsidiary secured by Liens described in Section 10.2(j) does not at any time exceed 15% of Consolidated Total Assets.

For all purposes of this Section 10.1, any Person that becomes a Subsidiary after the date of this Agreement shall be deemed to have incurred, at the time it becomes a Subsidiary, all Debt of such Person outstanding immediately after it becomes a Subsidiary.

Section 1.4.                   Section 10.2(j) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

(j)                         Additional Liens securing Debt not otherwise permitted by paragraphs (a) through (i) above, provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom and at all times thereafter, the aggregate principal amount of (A) Debt of the Subsidiaries (other than (1) Debt permitted by Section 10.1(b) and (c), (2) unsecured Debt of a Subsidiary Guarantor (3) unsecured Debt of the UK Holdco under the Bank Credit Agreement and the notes issued under the 2017 Note Purchase Agreement to the extent the aggregate obligations of the UK Holdco under the Bank Credit Agreement and the notes issued under the 2017 Note Purchase Agreement do not exceed (a) for the period from July 19, 2017 until July 19, 2018, Euro 450,000,000, (b) for the period from July 19, 2018 until July 19, 2019, Euro 375,000,000, (c) for the period from July 19, 2019 until July 19, 2020, Euro 300,000,000, (d) for the period from July 19, 2020 until July 19, 2021, Euro 200,000,000, (e) for the period from July 19, 2021 until July 19, 2022, Euro 125,000,000, (f) after the July 19, 2022, Euro 0) plus (B) Debt of the Company or a Subsidiary secured by Liens described in this Section 10.2(j) does not exceed 15% of Consolidated Total Assets and provided, further, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.2(j) any Debt outstanding under or pursuant to any Material Credit Facility or any Existing Note Purchase Agreement unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 1.5.                   Section 10.8 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

Section 10.8.                     Terrorism Sanctions Regulations.  The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 1.6.                   Schedule A of the Note Purchase Agreement shall be and is hereby amended by amending the following definition to read as follows:

“Consolidated Leverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) the excess of (i) Consolidated Debt as of the last day of such period of four consecutive fiscal quarters over (ii) an amount equal to the Required Percentage of cash and Cash Equivalents held by the Company and its Subsidiaries as of the last day of such period of four consecutive fiscal quarters that are free and clear of all Liens (other than Liens in favor of depository and collection banks and other regulated financial institutions consisting of statutory or contractual setoff rights with respect to deposit accounts or securities accounts of the Company or any Subsidiary thereof maintained with such bank or financial institution to secure payment of customary maintenance fees or other administrative charges associated with such accounts so long as such Liens do not secure Indebtedness and are incurred in the ordinary course of business or that are being contested in good faith by appropriate proceedings) to (b) Consolidated EBITDA for such period of four consecutive fiscal quarters.

“Default Rate” means, with respect to any series or tranche of Notes, that rate of interest that is the greater of (i) 2% per annum above the rate of interest then in effect for the Notes of such series or tranche or (ii) 2% over the rate of interest publicly announced by Bank of America, in Chicago, Illinois as its “base” or “prime” rate.

“Existing Note Purchase Agreement” means, collectively, (i) the Note Purchase Agreement dated July 31, 2008 between the Company and each of the purchasers listed in Schedule A thereto, as amended, modified, supplemented or restated from time to time and (ii) the 2017 Note Purchase Agreement.

Section 1.7.                   Schedule A of the Note Purchase Agreement shall be and is hereby amended by adding the following definitions in alphabetical order:

“Required Percentage” means 100% unless, and for so long as, the percentage of cash permitted to be included in the calculation of the consolidated leverage ratio in the Bank Credit Agreement is less than 100% in which case the “Required Percentage” shall be such lesser percentage.

“2017 Note Purchase Agreement” means the Note Purchase and Guaranty Agreement dated July 19, 2017 among the Company, the UK Holdco and each of the purchasers listed in the Purchaser Schedule thereto, as amended, modified, supplemented or restated from time to time.

“UK Holdco” means AptarGroup UK Holdings Limited, a private company limited by shares with registered company number 04613135 and organized and existing under the laws of England (together with any successor thereto).

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

SECTION 2.                                             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 2.1.                   To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

(a)                        this First Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)                        the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)                         this First Amendment has been duly authorized by all necessary corporate action on the part of the Company;

(d)                        the execution, delivery and performance by the Company of this First Amendment (i) does not require the consent or approval of any Governmental Authority and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation of any Governmental Authority applicable to the Company, other than violations that would not reasonably be expected to have a Material Adverse Effect, (2) the Company’s certificate of incorporation or bylaws, (3) any order of any court, arbitrator or Governmental Authority applicable to the Company or (4) any provision of any Material indenture or any other Material agreement or instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute a default under any Material indenture or any other Material agreement or instrument referred to in clause (ii)(A)(4) of this Section 2.1(d); and

(e) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.                                             CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

Section 3.1.                   This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)                        executed counterparts of this First Amendment, duly executed by the Company and the holders of more than 50% of the outstanding principal of the Notes outstanding as of the date of this First Amendment (exclusive of Notes owned by the Company or any of its Affiliates), shall have been delivered to the Noteholders;

(b)                        the Noteholders shall have received evidence reasonably satisfactory to them that the Note Purchase Agreement dated July 31, 2008 between the Company and each of the purchasers listed in Schedule A thereto has been amended substantially as proposed in the form annexed hereto as Exhibit A;

(c)                         the Noteholders shall have received evidence reasonably satisfactory to them that the 2017 Note Purchase Agreement has been executed substantially as proposed in the form annexed hereto as Exhibit B;

(d)                        each holder of a Note shall have received an amendment fee in an amount equal to 0.05% of the outstanding principal amount of its Notes; and

(e)                         the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, certified by its Secretary or an Assistant Secretary;

(f)                        the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Section 2.1(a), 2.1(b) and 2.1(c) hereof; and

(g)                         the reasonable fees and expenses of Chapman and Cutler, LLP, counsel to the Noteholders, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4.                                             MISCELLANEOUS.

Section 4.1.                   Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

Section 4.2.                   This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes shall remain in full force and effect.

Section 4.3.                   Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 4.4.                   The descriptive headings of the various sections of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.  The Note Purchase Agreement and this First Amendment embody the entire agreement and understanding between each Noteholder and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 4.5.                     This First Amendment shall be governed by and construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State.

(Remainder of page intentionally left blank)

Section 4.6.          This First Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

APTARGROUP, INC.

By	/s/ Priyesh Shingadia
Name: Priyesh Shingadia
Title: Treasurer

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By	/s/ David A. Barras
Name: David A. Barras
Its: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
for its Group Annuity Separate Account

By	/s/ David A. Barras
Name: David A. Barras
Its: Authorized Representative

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ Anthony Coletta
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

BY: PGIM, INC. (AS INVESTMENT MANAGER)

By	/s/ Anthony Coletta
Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

BY: PRUDENTIAL INVESTMENT MANAGEMENT JAPAN CO., LTD. (AS INVESTMENT MANAGER)

BY: PGIM, INC. (AS SUB-ADVISER)

By	/s/ Anthony Coletta
Vice President

Accepted and Agreed to:		HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY
BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA

		By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

		By:	Prudential Private Placement Investors, L.P. (as its General Partner)

	By	/s/ Anthony Coletta
Vice President

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
C.M. LIFE INSURANCE COMPANY
MASSMUTUAL ASIA LIMITED

By:	Barings LLC as Investment Adviser

By	/s/ James Moore
Name: James Moore
Title: Managing Director

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

JACKSON NATIONAL LIFE INSURANCE COMPANY

BY:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By	/s/ Luke S. Stifflear
Name: Luke S. Stifflear
Title: Sr. Managing Director

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

NEW YORK LIFE INSURANCE COMPANY

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

BY:	NYL Investors LLC, its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED LIFE
INSURANCE SEPARATE ACCOUNT (BOLI 30C)

BY:	NYL Investors LLC, its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Managing Director

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By	/s/ Charles J. Dudley
Name: Charles J. Dudley
Title: Managing Director

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By	/s/ Philip Lee
Name: Philip Lee
Title: Vice President

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

USAA Casualty Insurance Company

By	/s/ R. Neal Graves
Name: R. Neal Graves
Title: Assistant Vice President

UNITED SERVICES AUTOMOBILE ASSOCIATION

By	/s/ R. Neal Graves
Name: R. Neal Graves
Title: Assistant Vice President

USAA LIFE INSURANCE COMPANY

By	/s/ R. Neal Graves
Name: R. Neal Graves
Title: Assistant Vice President

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

AXA EQUITABLE LIFE INSURANCE COMPANY

By	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

MUTUAL OF OMAHA INSURANCE COMPANY

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

OMAHA INSURANCE COMPANY

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By	/s/ Andrew Ebersole
Name: Andrew Ebersole
Title: Head of Private Placements

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

MONY LIFE INSURANCE COMPANY

By:
Name:
Title:

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

MODERN WOODMEN OF AMERICA

By	/s/ Aaron R. Birkland
Name: Aaron R. Birkland
Title: Portfolio Manager, Private Placements

By	/s/ Christopher M. Cramer
Name: Christopher M. Cramer
Title: Manager, Fixed Income

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. (authorized agent)

By	/s/ Jill B. Potter
Name: Jill B. Potter
Title: Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA

By: Cigna Investments, Inc. (authorized agent)

By	/s/ Jill B. Potter
Name: Jill B. Potter
Title: Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. (authorized agent)

By	/s/ Jill B. Potter
Name: Jill B. Potter
Title: Managing Director

Accepted and Agreed to:

HOLDERS OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

American United Life Insurance Company

By	/s/ Michael I. Bullock
Name: Michael I. Bullock
Title: VP, Private Placements

The State Life Insurance Company

BY: AMERICAN UNITED LIFE INSURANCE COMPANY
ITS: AGENT

By	/s/ Michael I. Bullock
Name: Michael I. Bullock
Title: VP, Private Placements

Accepted and Agreed to:

HOLDER OF 2014-A-1, 2014-A-2, 2014-A-3 AND/OR 2014-A-4 NOTES

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name: David Divine
Title: Senior Portfolio Manager

Exhibit A to First Amendment to 2014 Note Purchase Agreement

[see attached]

Exhibit B to First Amendment to 2014 Note Purchase Agreement

[see attached]